UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2022

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BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2022, the Board of Directors of Brookline Bancorp, Inc. (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2022. Additionally, the Company announced the approval by its Board of Directors of a regular quarterly dividend of $0.135 per share payable on November 25, 2022 to stockholders of record on November 11, 2022. A copy of that press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

In connection with the press release announcing the Company’s first quarter earnings, the Company posted an investor presentation to its website at www.brooklinebancorp.com. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release of Brookline Bancorp, Inc. reporting earnings and dividend approval, issued October 26, 2022
99.2	Investor Presentation of Brookline Bancorp, Inc., issued October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: October 26, 2022	By:	/s/ Carl M. Carlson
Carl M. Carlson
Co-President, Chief Financial & Strategy Officer

EXHIBIT INDEX

 The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc. reporting earnings and dividend approval, issued October 26, 2022
99.2	Investor Presentation of Brookline Bancorp, Inc., issued October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)